UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

43-1792717

(I.R.S. employer identification number)

0-23325

(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Guaranty Federal Bancshares, Inc. 2015 Equity Plan.

At the Annual Meeting of Stockholders of Guaranty Federal Bancshares, Inc. (the “Company”) held on May 27, 2015, (the “Annual Meeting”), the Company’s stockholders approved the Guaranty Federal Bancshares, Inc. 2015 Equity Plan (the “2015 Equity Plan”) to replace the Guaranty Federal Bancshares, Inc. 2010 Equity Plan (the “2010 Equity Plan”). Through the 2015 Equity Plan, the Company expands its alternatives for providing cost-effective and competitive equity compensation awards by being able to offer its employees and directors various equity awards referenced below. As of May 27, 2015, the effective date of the 2015 Equity Plan (the “Effective Date”), there are approximately 170 employees and 7 non-employee directors of the Company who will be eligible for awards thereunder. However, less than 25 key employees of the Company, in addition to all of the Company’s non-employee directors, are expected to receive future awards under the 2015 Equity Plan.

The 2015 Equity Plan provides for equity awards including stock options, stock awards, restricted stock, stock appreciation rights, performance units, and other equity-based awards payable in cash or stock to key employees and directors. Under the 2015 Equity Plan, the Company will have the ability to grant up to 250,000 shares of common stock of the Company, which includes approximately 34,776 unused shares as of the Effective Date under the 2010 Equity Plan which rollover to the 2015 Equity Plan. The number of shares granted to eligible participants will be determined by the Compensation Committee on an annual basis based on performance and market research to ensure a reasonable and competitive total compensation package. It is anticipated that equity compensation awards will include vesting provisions that will require key employees to remain at the Company for a defined period of time or risk losing all or a portion of each equity grant.

All outstanding equity awards granted under the 2010 Equity Plan will continue to be exercisable and vest in accordance with the terms and conditions as set forth in the agreements evidencing such awards, but no new awards will be made under the 2010 Equity Plan.

A summary description of the material features of the 2015 Equity Plan is set forth under the heading “THIRD PROPOSAL – GUARANTY FEDERAL BANCSHARES, INC. 2015 EQUITY PLAN in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2015. The summary and the above description of the 2015 Equity Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the 2015 Equity Plan, which is filed as Exhibit 10.1 to this Current Report on form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 27, 2015, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, the stockholders (i) elected certain Directors listed below for three year terms; (ii) approved, on a non-binding advisory basis, the Company’s executive compensation practices; (iii) approved the Guaranty Federal Bancshares, Inc. 2015 Equity Plan; and (iv) ratified the appointment of BKD, LLP as the Company’s independent registered public accountants. Of the shares of common stock outstanding as of the record date for the Meeting, 85% were present in person or by proxy.

The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Meeting were as follows:

	Number of Shares

	For	Withheld		Broker Non-Votes
1. The election of three Directors for a three year term.
Nominee
Shaun A. Burke	2,525,731	75,199		1,121,294
Kurt D. Hellweg	2,535,537	65,393		1,121,294
James R. Batten	2,532,587	68,343		1,121,294

	For	Against	Abstained	Broker Non-Votes
2. Advisory, non-binding, approval of executive compensation.	2,479,527	28,695	92,708	1,121,294

	For	Against	Abstained	Broker Non-Votes
3. Approval of the Guaranty Federal Bancshares, Inc. 2015 Equity Plan	2,472,993	105,177	22,760	1,121,294

	For	Against	Abstained	Broker Non-Votes
4. Ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.	3,701,353	3,523	17,348	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number     Description

10.1                         Guaranty Federal Bancshares, Inc. 2015 Equity Plan effective May 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc. By: /s/ Shaun A. Burke Shaun A. Burke President and Chief Executive Officer

Date: May 28, 2015